EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Tekelec Announces Strong Q4 and Full Year 2009 Operating Results
•	Q4 Orders of $162.4 million: up 1% year over year;

•	Q4 Revenues of $123.5 million; up 3% year over year;

•	Q4 GAAP Gross Margin of 67%, and non-GAAP Gross Margin of 69% (as reconciled below);

•	Q4 GAAP Operating Margin of 18%, and non-GAAP Operating Margin of 25% (as reconciled below);

•	Q4 GAAP Diluted EPS from Continuing Operations of $0.23 per share; up 21% year over year;

•	Q4 non-GAAP Diluted EPS from Continuing Operations of $0.28 per share (as reconciled below); up 4% year over year;

•	Full year 2009 GAAP Diluted EPS from Continuing Operations of $0.70 per share; down 1% year over year and full year GAAP operating margin of 17%;

•	Record full year 2009 non-GAAP Diluted EPS of $1.04 per share, up 11% year over year and full year non-GAAP operating margin of 23% (as reconciled below)
Morrisville, N.C. February 11, 2010 — Tekelec, (“the Company”), (NASDAQ: TKLC), the IP core network signaling and mobile data management company, today announced its earnings for the fourth quarter and full year 2009.
2009 Fourth Quarter Results from Continuing Operations
Revenue from continuing operations for the fourth quarter of 2009 was $123.5 million, up 3% compared to $119.9 million for the fourth quarter of 2008. The Company had orders of $162.4 million for the quarter, up 1% from the fourth quarter of 2008, and the second consecutive quarter of year-over-year growth. As of December 31, 2009, backlog was $373.6 million compared to $336.7 million as of September 30, 2009 and $412.1 million as of December 31, 2008.
On a GAAP basis, gross margins for the fourth quarter of 2009 were 67%, compared with 68% in the fourth quarter of 2008. Non-GAAP gross margins for the fourth quarter of 2009 increased to 69%, up from 68% for the fourth quarter of 2008. Please refer to the attached financial statement schedules for a reconciliation of the Company’s GAAP financial measures and operating results to its non-GAAP financial measures and operating results.
Corporate Office: 5200 Paramount Parkway, Morrisville, N.C. 27560 • Tel 919.460.5500 • Fax 919.460.0877

On a GAAP basis, the Company reported income from continuing operations for the fourth quarter of 2009 of $15.9 million, or $0.23 per diluted share, with earnings per share up 21% compared to $12.8 million, or $0.19 per diluted share, for the fourth quarter of 2008. GAAP operating margins from continuing operations were 18% for the fourth quarter of 2009 up from 14% for the fourth quarter of 2008.
On a non-GAAP basis, net income from continuing operations for the fourth quarter of 2009 was $19.4 million, or $0.28 per diluted share, with earnings per share up 4% compared to $18.2 million, or $0.27 per diluted share, for the fourth quarter of 2008. Non-GAAP operating margins from continuing operations for the fourth quarter of 2009 were 25%, up from 21% for the fourth quarter of 2008. Please refer to the attached financial statement schedules for a reconciliation of the Company’s GAAP financial measures and operating results to its non-GAAP financial measures and operating results.
Frank Plastina, Tekelec’s president and chief executive officer, stated, “We are very pleased with our operating results, and in particular, with the strength of our orders for the fourth quarter. Our orders for the quarter were up 1% compared to 2008. For the last six months of the year, orders were up 4% over the same period in 2008 and we generated a book-to-bill ratio of approximately 1.10 to 1 during the second half of 2009. Our strong financial performance during the fourth quarter and full year of 2009, including year-over-year revenue growth for the quarter and year, along with record earnings per share of $1.04 for the full year, reflect our disciplined approach to bringing value to our customers and shareholders despite the difficult competitive and financial climate.”
Full Year Results from Continuing Operations
For the full year 2009, revenue from continuing operations was $469.3 million, up 2% compared to $460.6 million for the full year of 2008. For the full year of 2009, the Company had orders of $429.8 million, down 5% compared to $453.3 million for the full year of 2008.
For the full year of 2009, GAAP gross margins were 66%, unchanged from the prior year. Non-GAAP gross margins for the full year 2009 increased to 68%, up from 67% for the full year of 2008. Please refer to the attached financial statement schedules for a reconciliation of the Company’s GAAP financial measures and operating results to its non-GAAP financial measures and operating results.
On a GAAP basis, the Company reported income from continuing operations for the full year of 2009 of $47.4 million, or $0.70 per diluted share, with earnings per share down 1% compared to $48.6 million, or $0.71 per diluted share, for the full year of 2008. Our GAAP results for the full year 2009 include a non-cash loss on the sale of our shares in Genband of $13.6 million ($8.5 million net of tax related adjustments), or $0.13 per diluted share. Our GAAP results for the full year 2008 included a one-time tax benefit of $3.7 million, or $0.05 per diluted share, resulting from the utilization of certain capital losses generated by the 2007 sale of our switching business. GAAP operating margins from continuing operations were 17% and 14% for the full years ended December 31, 2009 and 2008, respectively.
On a non-GAAP basis, net income from continuing operations for the full year of 2009 was $70.4 million, or $1.04 per diluted share, with the earnings per share up 11%, compared to $64.7 million, or $0.94 per diluted share, for the full year of 2008. Non-GAAP operating margins from continuing operations for the full year of 2009 were 23% as compared with 20% for the full year of 2008. Please refer to the attached financial statement schedules for a reconciliation of the Company’s GAAP financial measures and operating results to its non-GAAP financial measures and operating results.
Balance Sheet and Liquidity
As of December 31, 2009, the Company’s consolidated cash and cash equivalents totaled $277.3 million, compared to $266.6 million at September 30, 2009. In addition, the Company held $92.9 million of auction rate securities and associated put rights which it has the right to convert to cash on June 30, 2010. Our cash, cash equivalents and short-term investments equaled $5.49 per share as of December 31, 2009. Cash flows from continuing operations were $8.0 million for the fourth quarter of 2009, compared to

$18.1 million for the fourth quarter of 2008. Working capital at December 31, 2009 was $441.3 million, compared to $393.9 million at September 30, 2009, with the increase due primarily to an increase in accounts receivable and a reduction in deferred revenues.
2010 Full Year Guidance
While there remains uncertainty in current economic conditions, based on improved visibility compared to last year, we are providing full year guidance for 2010. We believe that full year revenues will range between $470 and $480 million and gross margins will be in the mid to high sixty percent range. Finally, we believe that our non-GAAP EPS range will be between $1.10 and $1.15 per diluted share and we expect the range for GAAP EPS will be between $0.90 and $0.95 cents per diluted share. In addition, we expect our book to bill ratio to be approximately one to one for the year.
2010 Guidance

Revenues	$470M - $480M
Non-GAAP Gross Margin %	mid to high 60s
Non-GAAP Diluted EPS	$1.10 - $1.15 *
GAAP Diluted EPS	$0.90 - $0.95
Book to Bill Ratio	Approximately 1 to 1

*	Excludes $13.2M of estimated stock-based compensation, $7.1M of estimated amortization of purchased technology and acquisition-related expenses, (net of the associated tax impact related to all of the adjustments above of approximately $6.7M) which are included in GAAP EPS. These Non-GAAP adjustments after tax represent approximately $0.20 per share.
This guidance assumes that the Company does not adopt the new software revenue recognition rules during 2010. If these new rules are adopted in 2010, the guidance will be updated accordingly.
“Live” Webcast and Replay
Tekelec will host a live webcast of its conference call on Thursday, February 11, 2010, at 8:00 a.m. EST for its management to discuss fourth quarter 2009 results and certain forward-looking information concerning management’s outlook for the business. To access the webcast, visit Tekelec’s web site located at www.tekelec.com, enter the Investor Relations section and click on the webcast icon. A webcast replay will be available at approximately 11:00 a.m. EST on Thursday, February 11, 2010, and for 90 days thereafter. The Company also plans to provide on its web site prior to the commencement of the call certain GAAP and non-GAAP information (including GAAP to non-GAAP reconciliations) for the quarterly and year-to-date periods.
Telephone Replay
A telephone replay of the call will also be available for one week after the live webcast by calling either (800) 642-1687 or (706) 645-9291, and entering the conference ID #49860213.
Non-GAAP Information
Certain non-GAAP financial measures are included in this press release, including a full non-GAAP statement of operations. In the calculation of these measures, Tekelec generally excludes certain items such as amortization of acquired intangibles, restructuring and other charges, non-cash stock-based compensation charges, and unusual, non-recurring gains and charges. Tekelec believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing its prospects for the future and underlying trends in Tekelec’s operating expenditures and continuing operations. Management uses such non-GAAP measures and the non-GAAP statements of operations to (i) evaluate financial results, (ii) manage the Company’s operations, and (iii) establish operational goals. Further, each of the individual non-GAAP measures within the non-GAAP statement of operations and the non-GAAP statement of operations itself are utilized by the Company’s management and board of directors to assist in determining incentive compensation and evaluating key trends within the business. In addition, since the Company has historically reported non-GAAP measures to the investment community, the Company believes the inclusion of this information provides consistency in our financial reporting. The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures, including those included in the full non-GAAP statement of operations, referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.
FORWARD-LOOKING STATEMENTS
Certain statements made in this press release are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may differ materially from such expectations as a result of important risk factors, which include, in addition to those identified in the Company’s 2008 and upcoming 2009 Form 10-K, 2009 First, Second and Third Quarter Form 10-Qs and its other filings with the Securities and Exchange Commission, the current or further detrimental changes in general economic, social, or political conditions in the countries in which we operate including the impact of credit availability and currency fluctuations on overall capital spending by our customers, the timeliness and functional competitiveness of our product releases, the timing of our recognition of revenues and changes to the accounting rules related thereto, UBS’ failure to fulfill its obligation to repurchase the Company’s auction rate securities in June 2010, the extent to which any customer outsourcing to our competitors or supplier consolidation increases the influence of competitors on our customers’ purchases, our ability to compete with other manufacturers that have lower cost bases than ours and/or are partially supported by foreign governments or employ other unfair trade practices, our ability to integrate acquisitions, our ability to protect intellectual property rights or the risk of infringing and litigating with others regarding their intellectual property rights, our ability to maintain OEM, partner, and vendor support and supply relationships, and changes in the market price of the Company’s common stock. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
About Tekelec
Tekelec, a global leader in core multimedia session control, mobile messaging and network intelligence, ensures scalable, secure and highly available communications. The company’s market-leading signaling solutions enable the interworking of different network applications, technologies and protocols, providing a smooth transition to next-generation networks. Tekelec has more than 25 offices around the world serving customers in more than 100 countries, with corporate headquarters located near Research Triangle Park in Morrisville, N.C., U.S.A. For more information, please visit www.tekelec.com.
Investor Contacts:
Mike Gallentine
Director of Investor Relations
919-461-6825 office
Michael.Gallentine@tekelec.com
Press Contacts:
Joanne Latham
Director, Marketing Communications
919-653-9655 office
Joanne.Latham@tekelec.com

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	(Thousands, except per share data)

Revenues	$123,506	$119,903	$469,261	$460,564
Cost of sales:
Cost of goods sold	38,640	38,147	152,417	154,260
Amortization of purchased technology	1,605	746	6,204	2,507

Total cost of sales	40,245	38,893	158,621	156,767

Gross profit	83,261	81,010	310,640	303,797

Operating expenses:
Research and development	24,734	24,907	100,337	100,613
Sales and marketing	17,070	19,409	68,644	74,678
General and administrative	15,718	15,762	56,006	56,239
Restructuring and other	2,984	891	2,984	1,134
Acquired in-process research and development	—	3,000	—	5,690
Amortization of intangible assets	261	111	1,221	438

Total operating expenses	60,767	64,080	229,192	238,792

Income from operations	22,494	16,930	81,448	65,005

Other income (expense), net:
Interest income	243	1,722	1,159	9,047
Interest expense	(64)	(66)	(243)	(1,986)
Impairment of investment in privately-held company	—	—	(13,587)	—
Unrealized gain (loss) on investments carried at fair value, net	123	(1,964)	1,846	(1,964)
Other, net	(1,770)	209	(3,930)	(3,492)

Total other income (expense), net	(1,468)	(99)	(14,755)	1,605

Income from continuing operations before provision for income taxes	21,026	16,831	66,693	66,610
Provision for income taxes	5,143	4,060	19,291	18,040

Income from continuing operations	15,883	12,771	47,402	48,570
Income from discontinued operations, net of taxes	—	1,096	—	6,469

Net income	$15,883	$13,867	$47,402	$55,039

Earnings per share from continuing operations:
Basic	$0.24	$0.19	$0.71	$0.73
Diluted	0.23	0.19	0.70	0.71

Earnings per share from discontinued operations:
Basic	$—	$0.02	$—	$0.10
Diluted	—	0.02	—	0.09

Earnings per share:
Basic	$0.24	$0.21	$0.71	$0.83
Diluted	0.23	0.21	0.70	0.80

Weighted average number of shares outstanding-continuing operations:
Basic	67,355	66,113	66,900	66,307
Diluted	68,208	66,521	67,651	69,859

Weighted average number of shares outstanding:
Basic	67,355	66,113	66,900	66,307
Diluted	68,208	66,521	67,651	69,859

TEKELEC
UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS FOR CONTINUING OPERATIONS (1)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	(Thousands, except per share data)

Revenues	$123,506	$119,903	$469,261	$460,564
Cost of sales:
Cost of goods sold	38,375	37,862	151,367	152,985

Gross profit	85,131	82,041	317,894	307,579

Research and development	24,195	24,179	97,740	97,665
Sales and marketing	16,333	18,730	65,518	71,828
General and administrative	13,777	13,705	48,362	48,091

Total operating expenses	54,305	56,614	211,620	217,584

Income from operations	30,826	25,427	106,274	89,995
Other income (expense), net	(1,468)	(99)	(1,838)	1,605

Income from continuing operations before provision for income taxes	29,358	25,328	104,436	91,600
Provision for income taxes (2)	9,982	7,092	34,037	26,944

Net income from continuing operations	$19,376	$18,236	$70,399	$64,656

Earnings per share:
Basic	$0.29	$0.28	$1.05	$0.98
Diluted	0.28	0.27	1.04	0.94

Weighted average number of shares outstanding:
Basic	67,355	66,113	66,900	66,307
Diluted	68,208	66,521	67,651	69,859

(1)	Please refer to the attached reconciliations of the GAAP Statements of Operations to the above Non-GAAP Statements of Operations.

(2)	The above Non-GAAP Statements of Operations assume non-GAAP effective income tax rates of 34% and 28% for the three months ended December 31, 2009 and 2008, respectively. The above Non-GAAP Statements of Operations assume non-GAAP effective income tax rates of 33% and 29% for the years ended December 31, 2009 and 2008, respectively.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	2008
	(Thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$277,259	$209,441
Trading securities, at fair value	81,788	—
Put right, at fair value	11,069	—
Accounts receivable, net	157,369	171,630
Income taxes receivable	1,617	—
Inventories	23,353	23,704
Deferred income tax asset, current	66,758	44,253
Deferred costs and prepaid commissions	56,645	56,588
Prepaid expenses and other current assets	8,950	11,061

Total current assets	684,808	516,677

Long-term trading securities, at fair value	—	87,198
Put right, at fair value	—	18,738
Property and equipment, net	35,267	34,904
Investments in privately held companies	—	22,297
Deferred income taxes, net, non current	39,153	71,287
Other assets	1,661	1,415
Goodwill	42,102	41,741
Intangible assets, net	31,017	37,703

Total assets	$834,008	$831,960

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$28,114	$25,308
Accrued expenses	25,372	30,723
Accrued compensation and related expenses	40,980	40,953
Current portion of deferred revenues	149,065	201,838
Income taxes payable, current	—	7,300
Liabilities of discontinued operations	—	184

Total current liabilities	243,531	306,306

Deferred income taxes, non current	5,477	7,071
Long-term portion of deferred revenues	5,590	7,591
Other long-term liabilities	4,863	6,146

Total liabilities	259,461	327,114

Commitments and Contingencies

Shareholders’ equity:
Common stock, without par value, 200,000,000 shares authorized; 67,382,600 and 66,139,690 shares issued and outstanding, respectively	330,909	309,550
Retained earnings	241,820	194,418
Accumulated other comprehensive income	1,818	878

Total shareholders’ equity	574,547	504,846

Total liabilities and shareholders’ equity	$834,008	$831,960

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2009	2008
	(Thousands)
Cash flows from operating activities:
Net income	$47,402	$55,039
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	—	(6,469)
Impairment of investment in privately-held company	13,587	—
Loss on sale of investments	—	2
Unrealized loss (gain) on investments carried at fair value, net	(1,846)	1,964
Provision for doubtful accounts and sales returns	2,228	1,339
Provision for warranty	3,875	2,800
Inventory write downs	6,165	6,588
Loss on disposals of fixed assets	147	648
Depreciation	18,105	17,426
Amortization of intangibles	7,425	2,945
Amortization, other	748	939
Acquired in-process research and development	—	5,690
Deferred income taxes	8,035	(12,276)
Stock-based compensation	13,537	13,298
Excess tax benefits from stock-based compensation	(840)	(1,563)
Changes in operating assets and liabilities:
Accounts receivable	13,723	(22,718)
Inventories	(5,752)	(8,911)
Deferred costs	819	(859)
Prepaid expenses and other assets	1,178	1,604
Accounts payable	2,545	(17,310)
Accrued expenses	(9,498)	245
Accrued compensation and related expenses	(2,538)	(2,201)
Deferred revenues	(56,561)	34,261
Income taxes receivable/payable	(9,679)	33,474

Total adjustments	5,403	50,916

Net cash provided by operating activities — continuing operations	52,805	105,955
Net cash used in operating activities — discontinued operations	(184)	(2,680)

Net cash provided by operating activities	52,621	103,275

Cash flows from investing activities:
Proceeds from sales and maturities of investments	23,635	790,635
Purchases of investments	—	(584,524)
Purchase of acquired business, net of cash acquired	—	(35,766)
Purchases of property and equipment	(18,720)	(19,686)
Payments related to acquired in-process research and development	—	(2,690)

Net cash provided by investing activities	4,915	147,969

Cash flows from financing activities:
Repayment of convertible debt	—	(125,000)
Repurchases of common stock	—	(33,779)
Proceeds from issuance of common stock	9,886	11,922
Excess tax benefits from stock-based compensation	840	1,563

Net cash provided by (used in) financing activities	10,726	(145,294)

Effect of exchange rate changes on cash	(444)	(2,059)

Net change in cash and cash equivalents	67,818	103,891
Cash and cash equivalents, beginning of period	209,441	105,550

Cash and cash equivalents, end of period	$277,259	$209,441

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

	Three Months Ended December 31, 2009
	(Thousands, except per share data)
	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$123,506	$—		$123,506
Cost of sales:
Cost of goods sold	38,640	(265	) (1)	38,375
Amortization of purchased technology	1,605	(1,605	) (2)	—

Total cost of sales	40,245	(1,870)		38,375

Gross profit	83,261	1,870		85,131

Operating Expenses:
Research and development	24,734	(319	) (1)	24,195
		(220	) (3)
Sales and marketing	17,070	(737	) (1)	16,333
General and administrative	15,718	(1,941	) (1)	13,777
Restructuring and other	2,984	(2,984	) (4)	—
Amortization of intangible assets	261	(261	) (2)	—

Total operating expenses	60,767	(6,462)		54,305

Income from operations	22,494	8,332		30,826

Other income (expense), net	(1,468)	—		(1,468)

Income from continuing operations before provision for income taxes	21,026	8,332		29,358

Provision for income taxes	5,143	4,839	(5)	9,982

Net income from continuing operations	$15,883	$3,493		$19,376

Earnings per share:
Basic	$0.24			$0.29
Diluted	$0.23			$0.28

Weighted average number of shares outstanding:
Basic	67,355			67,355
Diluted	68,208			68,208

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of Steleus, iptelorg and mBalance.

(3)	The adjustment represents consideration payable to Estacado that is contingent upon the continued employment of certain former Estacado employees by Tekelec.

(4)	The adjustment represents the elimination of the costs associated with our restructuring activities.

(5)	The adjustment represents the exclusion of a $1.4 million tax benefit related to the write-off for statutory and tax purposes of certain intangible assets held by one of our international subsidiaries. These intangible assets had no corresponding book basis. Also included in the adjustment is the income tax effect of footnotes (1), (2), (3) and (4) in order to reflect our non-GAAP effective tax rate.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

	Year Ended December 31, 2009
	(Thousands, except per share data)
	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$469,261	$—		$469,261
Cost of sales:
Cost of goods sold	152,417	(1,050	) (1)	151,367
Amortization of purchased technology	6,204	(6,204	) (2)	—

Total cost of sales	158,621	(7,254)		151,367

Gross profit	310,640	7,254		317,894

Operating Expenses:
Research and development	100,337	(1,717	) (1)	97,740
		(880	) (3)
Sales and marketing	68,644	(3,126	) (1)	65,518
General and administrative	56,006	(7,644	) (1)	48,362
Restructuring and other	2,984	(2,984	) (4)	—
Amortization of intangible assets	1,221	(1,221	) (2)	—

Total operating expenses	229,192	(17,572)		211,620

Income from operations	81,448	24,826		106,274

Other income (expense), net	(14,755)	12,917	(5)	(1,838)

Income from continuing operations before provision for income taxes	66,693	37,743		104,436

Provision for income taxes	19,291	14,746	(6)	34,037

Net income from continuing operations	$47,402	$22,997		$70,399

Earnings per share:
Basic	$0.71			$1.05
Diluted	$0.70			$1.04

Weighted average number of shares outstanding:
Basic	66,900			66,900
Diluted	67,651			67,651

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of Steleus, iptelorg and mBalance.

(3)	The adjustment represents consideration payable to Estacado that is contingent upon the continued employment of certain former Estacado employees by Tekelec.

(4)	The adjustment represents the elimination of the costs associated with our restructuring activities.

(5)	The adjustment represents a net charge associated with our investment in Genband received in exchange for our SSG business unit in 2007. Specifically, we incurred an impairment charge of $13.6 million as a result of a decline in the estimated fair value of our investment as compared to historical cost. Partially offsetting this impairment is a one time property tax refund of $0.7 million received associated with the former assets of our SSG business unit.

(6)	The adjustment represents the exclusion of a $1.4 million tax benefit related to the write-off for statutory and tax purposes of certain intangible assets held by one of our international subsidiaries. These intangible assets had no corresponding book basis. Also included in the adjustment is the income tax effect of footnotes (1), (2), (3), (4) and (5) in order to reflect our non-GAAP effective tax rate.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

	Three Months Ended December 31, 2008
	(Thousands, except per share data)
	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$119,903	$—		$119,903
Cost of sales:
Cost of goods sold	38,147	(285	) (1)	37,862
Amortization of purchased technology	746	(746	) (2)	—

Total cost of sales	38,893	(1,031)		37,862

Gross profit	81,010	1,031		82,041

Operating Expenses:
Research and development	24,907	(508	) (1)	24,179
		(220	) (3)
Sales and marketing	19,409	(679	) (1)	18,730
General and administrative	15,762	(2,057	) (1)	13,705
Restructuring and other	891	(891	) (4)	—
Acquired in-process research and development	3,000	(3,000	) (5)	—
Amortization of intangible assets	111	(111	) (2)	—

Total operating expenses	64,080	(7,466)		56,614

Income from operations	16,930	8,497		25,427

Other income (expense), net	(99)	—		(99)

Income from continuing operations before provision for income taxes	16,831	8,497		25,328

Provision for income taxes	4,060	3,032	(6)	7,092

Income from continuing operations	12,771	5,465		18,236

Income from discontinued operations, net of taxes	1,096	(1,096	) (7)	—

Net income	$13,867	$4,369		$18,236

Earnings per share from continuing operations:
Basic	$0.19			$0.28
Diluted	0.19			0.27

Earnings per share:
Basic	$0.21			$0.28
Diluted	0.21			0.27

Weighted average number of shares outstanding:
Basic	66,113			66,113
Diluted	66,521			66,521

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of Steleus, iptelorg and mBalance.

(3)	The adjustment represents consideration payable to Estacado that is contingent upon the continued employment of certain former Estacado employees by Tekelec.

(4)	The adjustment represents the elimination of the costs associated with our restructuring activities.

(5)	The adjustment represents acquired in-process research and development related to the mBalance purchase.

(6)	The adjustment represents the income tax effect of footnotes (1), (2), (3), (4) and (5) in order to reflect our non-GAAP effective tax rate.

(7)	The adjustment represents the elimination of our discontinued operations.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

	Year Ended December 31, 2008
	(Thousands, except per share data)
	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$460,564	$—		$460,564
Cost of sales:
Cost of goods sold	154,260	(1,275	) (1)	152,985
Amortization of purchased technology	2,507	(2,507	) (2)	—

Total cost of sales	156,767	(3,782)		152,985

Gross profit	303,797	3,782		307,579

Operating Expenses:
Research and development	100,613	(2,141	) (1)	97,665
		(807	) (3)
Sales and marketing	74,678	(2,850	) (1)	71,828
General and administrative	56,239	(7,248	) (1)	48,091
		(900	) (4)
Restructuring and other	1,134	(1,350	) (5)	—
		216	(1),(5)
Acquired in-process research and development	5,690	(5,690	) (6)	—
Amortization of intangible assets	438	(438	) (2)	—

Total operating expenses	238,792	(21,208)		217,584

Income from operations	65,005	24,990		89,995

Other income (expense), net	1,605	—		1,605

Income from continuing operations before provision for income taxes	66,610	24,990		91,600

Provision for income taxes	18,040	8,904	(7)	26,944

Income from continuing operations	48,570	16,086		64,656

Income from discontinued operations, net of taxes	6,469	(6,469	) (8)	—

Net income	$55,039	$9,617		$64,656

Earnings per share from continuing operations:
Basic	$0.73			$0.98
Diluted (9)	0.71			0.94

Earnings per share:
Basic	$0.83			$0.98
Diluted (9)	0.80			0.94

Weighted average number of shares outstanding:
Basic	66,307			66,307
Diluted (9)	69,859			69,859

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of Steleus, iptelorg and mBalance.

(3)	The adjustment represents consideration payable to Estacado that is contingent upon the continued employment of certain former Estacado employees by Tekelec.

(4)	The adjustment represents an arbitration award and associated legal fees in favor of our former President and CEO, Fred Lax.

(5)	The adjustment represents the elimination of the costs associated with our restructuring activities.

(6)	The adjustment represents acquired in-process research and development related to the mBalance and Estacado purchases.

(7)	The adjustment represents the exclusion of discrete tax benefits totaling $3.7 million related to reversing a valuation allowance on deferred tax assets generated by the loss on sale of our former Switching Solutions Group. Also included in the adjustment is the income tax effect of footnotes (1), (2), (3), (4), (5) and (6) in order to reflect our non-GAAP effective tax rate.

(8)	The adjustment represents the elimination of our discontinued operations.

(9)	For the year ended December 31, 2008, the calculations of diluted earnings per share include a potential add-back to net income of $1,085,000 for assumed after-tax interest cost and 2,971,000 weighted average shares related to our previously outstanding convertible debt using the “if-converted” method.